UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2005

Commission File Number 333-26999

ANVIL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware		13-3801705
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

228 East 45th Street New York, New York	10017	(212) 476-0300
(Address of principal executive offices)	(Zip Code)	Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Anvil Holdings, Inc.

Form 8-K

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)  On March 29, 2005 Mr. Bernard Geller resigned as Principal Financial Officer of the Registrant.  Mr. Geller continues as Chief Executive Officer and Chairman of the Board.

(c)  On March 29, 2005 Mr. Frank Ferramosca was appointed as Principal Financial Officer of the Registrant.

Mr. Ferramosca, age 50, has served as Executive Vice President of Finance of Anvil, Knitwear, Inc., the Registrant’s only operating subsidiary, and Vice President of the Registrant since April 2004.  A Certified Public Accountant (State of New York), Mr. Ferramosca served as Senior Vice President of Operations Planning for Sony Electronics Inc. from 2000 to 2004.  From 1996 to 2000, Mr. Ferramosca, served as Senior Vice President of Finance and Administration for the Consumer Audio and Video Group of Sony Electronics Inc.

There are no family relationships between Mr. Ferramosca and any other officers or directors of the Registrant.   There have been no transactions between the Registrant and Mr. Ferramosca prior to his joining the Company in April 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

ANVIL HOLDINGS, INC.
(Registrant)

/s/ Jacob Hollander
Vice President and Secretary

Dated:   March 29,2005